Exhibit 21.0

SIGNIFICANT DIRECT AND INDIRECT SUBSIDIARIES OF OCWEN FINANCIAL CORPORATION

Name	State or Other Jurisdiction of Organization

Ocwen Loan Servicing, LLC (1)	Delaware

Ocwen Financial Solutions Pvt. Ltd (1)	India

OMAT1 REO Holdings, LLC (1)	Delaware

Real Estate Servicing Solutions, Inc. (1)	Florida

Ocwen Partnership, L. P. (1)	Virginia

Investors Mortgage Insurance Holding Company (2)	Delaware

Ocwen Asset Investment Corp. (2)	Florida

Ocwen General, Inc. (2)	Virginia

HomEq Servicer Advance Facility Transferor, LLC (3)	Delaware

HomEq Servicer Advance Facility Receivables Trust 2010-ADV1 (3)	Delaware

Ocwen Servicer Advance Variable Funding Issuer (DB), LLC (3)	Delaware

Ocwen Servicer Advance Variable Funding Transferor (DB), LLC (3)	Delaware

Ocwen Servicer Advance Funding (Wachovia), LLC (3)	Delaware

Ocwen Servicer Advance Funding (RBS), LLC (3)	Delaware

Ocwen Advance Trust 2008-1 (3)	Delaware

Ocwen Servicer Advance Receivables Company II, Inc. (3)	Delaware

Ocwen Servicer Advance Receivables Funding Company II Ltd. (3)	Cayman Islands

(1)	Operating company

(2)	Holding company with no significant assets or operations other than investment in and equity in the earnings of subsidiaries

(3)	Special purpose entity